UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 744-3700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2012, Pinnacle Financial Partners, Inc. (“Pinnacle”) reached an agreement with the United States Department of the Treasury (the “Treasury”) for repurchasing the Warrant it issued to the Treasury on December 12, 2008 in connection with Pinnacle’s participation in the Capital Purchase Program (the “Warrant”). The Warrant provided the Treasury with the right to purchase 267,455 shares of Pinnacle common stock at a price of $26.64 per share. Under the agreement reached with the Treasury, Pinnacle expects to repurchase the Warrant for $755,100. The closing for the repurchase is expected in the next few weeks, and is subject to completion of appropriate documentation.

Item 1.02	Termination of a Material Definitive Agreement.

To the extent that the repurchase of the Warrant constitutes a termination of a material definitive agreement for purposes of this Item 1.02, the information in Item 1.01 above is incorporated here by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Harold R. Carpenter
Name: Harold R. Carpenter
Title: Executive Vice President and Chief Financial Officer

Date: July 2, 2012